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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                         CarrAmerica Realty Corporation
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             (Exact Name of Registrant as Specified in Its Charter)


                 Maryland                               52-1796339
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


1700 Pennsylvania Avenue, N.W., Washington, D.C.                 20006
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    (Address of Principal Executive Offices)                   (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                     Name of Each Exchange on Which
     to be so Registered                     Each Class is to be Registered
     -------------------                     ------------------------------

Depositary Shares Representing Shares of         New York Stock Exchange
8.55% Series C Cumulative Redeemable
Preferred Stock, Par Value $.01 Per Share


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. |x|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. | |

Securities Act registration statement file number to which this form relates:

     333-22353

Securities to be registered pursuant to Section 12(g) of the Act:

     Not applicable

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Item 1. Description of Registrant's Securities to be Registered.

     The information set forth under the caption "Description of Series C Preferred Shares and Depositary Shares" in the Registrant's Prospectus Supplement dated October 30, 1997 and under the caption "Description of Preferred Stock" in the Registrant's Prospectus dated October 30, 1997, filed simultaneously with the Commission on November 3, 1997 under Rule 424(b)(5) as a form of prospectus used after the effectiveness of the Registrant's registration statement on Form S-3 (Registration No. 333-22353) covering the offer and sale of shares of the class of the securities being registered hereby, is incorporated herein by reference.

Item 2. Exhibits

     The exhibits to this registration statement are listed in the Exhibit Index, which appears after the signature page and is incorporated herein by reference.


                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                          CARRAMERICA REALTY CORPORATION

                                          Date         December 2, 1997
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                                          By       /s/ Phillip L. Hawkins
                                                -------------------------------
                                                Name:  Phillip L. Hawkins
                                                Title: Managing Director


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                                 EXHIBIT INDEX


Exhibit Number                       Description
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    4.1           Form of Articles Supplementary relating to Series C Redeemable
                  Preferred Stock (Incorporated by reference to Exhibit 4.1 in the Company's Current Report on Form 8-K filed with the Commission on November 6, 1997)

    4.2 Deposit Agreement dated as of October 30, 1997 among CarrAmerica Realty Corporation, BankBoston, N.A., as Depositary, and the Holders from Time to Time of the Depositary Receipts Relating to Series C Cumulative Redeemable Preferred Stock